Exhibit 99.1

PROXY DELMAR PHARMACEUTICALS, INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 14, 2020 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED The undersigned hereby constitutes and appoints Saiid Zarrabian and Scott Praill, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) of DelMar Pharmaceuticals, Inc. (the “Company”) in such manner as they, or any of them, may determine on any matters which may properly come before the Special Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Special Meeting will be held virtually on August 14, 2020, at 12:00 p.m. Eastern time, and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given. In order to attend the virtual meeting, you must pre-register at www.viewproxy.com/delmarpharma/sm/2020 by 11:59 p.m. on August 12, 2020. This Proxy is solicited by the Board of Directors of DelMar Pharmaceuticals, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. (Continued, and to be marked, dated and signed, on the other side) t FOLD AND DETACH HERE AND READ THE REVERSE SIDE t Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held August 14, 2020 The Proxy Statement/Prospectus is available at: www.viewproxy.com/delmarpharma/sm/2020

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 5.

1. to approve, pursuant to the rules of the Nasdaq Stock Market, the issuance of (i) shares of DelMar Common Stock issuable to holders of outstanding Adgero Common Stock, pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of June 9, 2020 (as may be amended from time to time, the "Merger Agreement"), by and among DelMar, Adgero Biopharmaceuticals Holdings, Inc. ("Adgero") and Adgero Acquisition Corp. ("Merger Sub"), pursuant to which Merger Sub will merge with and into Adgero, with Adgero surviving as a wholly-owned subsidiary of DelMar (the "Merger"), (ii) shares of DelMar Common Stock underlying warrants to purchase DelMar Common Stock that will be issued in exchange for currently outstanding warrants to purchase Adgero Common Stock, pursuant to the terms of the Merger Agreement, (iii) shares of DelMar Common Stock issuable upon conversion of shares of Series C Convertible Preferred Stock of DelMar to be issued to investors in a private placement, which shares of preferred stock will be convertible into shares of DelMar Common Stock, (iv) shares of DelMar Common Stock issuable as dividends on the Series C Convertible Preferred Stock, (v) shares of DelMar Common Stock issuable to SternAegis Ventures (or its designees) in consideration of advisory services rendered in connection with the Merger and (vi) shares of DelMar Common Stock underlying warrants to purchase Series C Convertible Preferred Stock issued to the placement agent in connection with the private placement.

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

2. to approve, pursuant to Nevada Revised Statutes 78.2055, a reverse stock split of only the outstanding shares of DelMar Common Stock and other outstanding securities of DelMar (with no change to the authorized capital stock of DelMar) at a ratio in the range of 2-for-1 to 10-for-1, with such ratio to be determined in the discretion of DelMar's board of directors and with such reverse stock split to be effected at such time and date as determined by DelMar's board of directors in its sole discretion.

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

3. to approve an amendment to DelMar's Articles of Incorporation, as amended, to change DelMar's corporate name to Kintara Therapeutics, Inc.

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

4. to approve an amendment to DelMar's 2017 Omnibus Equity Incentive Plan to increase the number of shares of DelMar Common Stock authorized for issuance to 6,700,000.

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

5. to approve the adjournment of the special meeting to a later date or time, if necessary, to solicit additional proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve Proposal No. 1.

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

CONTROL NUMBER → ________

WILL ATTEND THE MEETING ☐

NOTE: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

Signature ________ Date ________ Signature (Joint Owners) ________ Date ________

▲ **FOLD AND DETACH HERE AND READ THE REVERSE SIDE** ▲

As a stockholder of DelMar Pharmaceuticals, Inc. you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on August 12, 2020.

CONTROL NUMBER → ________

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet: Go to www.AALVote.com/DMPISM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone: Call 1 (866) 804-9616

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY